Filed Pursuant to Rule 424(b)(5)
Registration No. 333-272121

PROSPECTUS SUPPLEMENT

(to Prospectus Dated May 22, 2023)

3,333,333 Shares

Common Stock

We are offering 3,333,333 shares of our common stock.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “GH.” The last reported sale price of our common stock on the Nasdaq Global Select Market on November 4, 2025 was $98.14.

Concurrently with this offering of shares of our common stock, we are offering 0% Convertible Senior Notes due 2033 (the “notes”) in the aggregate principal amount of $350.0 million (or $402.5 million if the initial purchasers of the notes in such offering exercise their option to purchase additional notes in full) to persons reasonably believed to be qualified institutional buyers (“QIBs”) in an offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to a separate offering memorandum (the “concurrent convertible notes offering”). Neither the completion of this offering nor the completion of the concurrent convertible notes offering is contingent upon the completion of the other, so it is possible that this offering occurs but the concurrent convertible notes offering does not occur, and vice versa, or neither occurs, or either offering results in lower net proceeds than we currently estimate. We cannot assure you that the concurrent convertible notes offering will be completed on the terms described herein, or at all. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy any securities being offered in the concurrent convertible notes offering. See “Description of Concurrent Convertible Notes Offering” for a summary of the terms of the notes and a further description of the concurrent convertible notes offering.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus to read about factors you should consider before deciding to invest in shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$90.00	$299,999,970
Underwriting discounts and commissions(1)	$4.50	$14,999,999
Proceeds to Guardant Health, Inc., before expenses	$85.50	$284,999,972

(1)	See “Underwriting” for additional information regarding underwriting compensation.

We intend to grant the underwriters an option for a period of 30 days to purchase up to an additional 499,999 shares of our common stock, at the public offering price, less the underwriting discounts and commissions.

We expect to deliver the shares of common stock to investors in book-entry form through the facilities of The Depository Trust Company on or about November 7, 2025, which will be the second trading day following the initial trade date for the shares offered pursuant to this prospectus supplement (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one trading day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the shares of common stock being offered hereby prior to the trading day preceding the settlement date will be required, by virtue of the fact that the shares initially will settle T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the shares who wish to trade the shares prior to the trading day preceding the settlement date should consult their own advisors.

Goldman Sachs & Co. LLC	Jefferies	Leerink Partners	Guggenheim Securities

Prospectus Supplement, dated November 4, 2025

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

Neither we nor the underwriters have authorized anyone to provide you with information or to make any representation other than the information and representations contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. Neither we nor the underwriters take responsibility for, nor can we or they provide any assurance as to the reliability of, any other information that others may give you.

We and the underwriters are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. For investors outside the United States we and the underwriters have not done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering outside the United States.

The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, as applicable, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, as well as the documents incorporated by reference herein and therein and the additional information described under “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement and in the accompanying prospectus, before investing in our common stock.

Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “Guardant Health,” “Guardant,” the “company,” “we,” “us” and “our” refer to Guardant Health, Inc.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by herein and therein, which are described under the headings “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement, and the information included in any free writing prospectus that we have authorized for use in connection with this offering. You should also carefully consider the matters discussed in this prospectus supplement and in the accompanying prospectus, as well as the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Our Financial Condition and Results of Operations,” the financial statements and related notes, and the other information that we incorporate by reference into this prospectus supplement and the accompanying prospectus.

In addition, any reference to or description of our concurrent convertible notes offering herein is wholly subject to a separate offering memorandum pursuant to which our notes are being offered, and you should not rely on this prospectus supplement or the accompanying prospectus in making an investment decision to purchase our notes. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy any securities being offered in the concurrent convertible notes offering. The notes are being offered only pursuant to such offering memorandum.

Overview

We are a leading precision oncology company focused on guarding wellness and giving every person more time free from cancer. We are transforming patient care by providing critical insights into what drives disease through our advanced blood and tissue tests, and real-world data. Our tests help improve outcomes across all stages of care, including screening to find cancer early, monitoring for recurrence in early-stage cancer, and helping doctors select the best treatment for patients with advanced cancer. For patients with advanced-stage cancer, we offer the Guardant360 Liquid test, formerly known as the Guardant360 LDT test, and Guardant360 CDx test, the first comprehensive liquid biopsy test approved by the U.S. Food and Drug Administration (“FDA”) to provide tumor mutation profiling with solid tumors and to be used as a companion diagnostic in connection with non-small cell lung cancer and breast cancer. We launched our upgraded Guardant360 Tissue test for advanced-stage cancer during the quarter ended June 30, 2025. We also offer the Guardant Reveal blood test to detect residual and recurring disease in early-stage colorectal, breast and lung cancer patients, which continues to be our fastest growing Oncology product, and Guardant360 Response blood test to predict patient response to immunotherapy or targeted therapy eight weeks earlier than current standard-of-care imaging. Guardant360 volumes increased more than 30% year-over-year in 2025.

We also collaborate with biopharmaceutical companies in clinical studies by providing the above-mentioned tests, as well as the GuardantINFINITY blood test, a next-generation Smart Liquid Biopsy that provides new, multi-dimensional insights into the complexities of tumor molecular profiles and immune response to advance cancer research and therapy development, and the GuardantOMNI blood test for advanced-stage cancer. Using data collected from our tests, we have also developed our

GuardantINFORM platform to help biopharmaceutical companies accelerate precision oncology drug development through the use of this in-silico research platform to unlock further insights into tumor evolution and treatment resistance across various biomarker-driven cancers.

Recent Developments

Third Quarter 2025 Financial Highlights

For the three-month period ended September 30, 2025, as compared to the same period of 2024:

•	Reported total revenue of $265.2 million, an increase of 39%, driven by:

¡	Oncology revenue of $184.4 million, an increase of 31%, and approximately 74,000 oncology tests, an increase of 40%

¡	Screening revenue of $24.1 million, and approximately 24,000 Shield screening tests, compared to $1.0 million in the prior year period

¡	Biopharma & Data revenue of $54.7 million, an increase of 18%

Recent Operating Highlights

•	Expanded Shield to include multi-cancer detection (“MCD”) and initiated a largescale real-world data initiative for Shield MCD

•	Announced strong real-world performance data for Shield MCD utilizing the InfinityAI learning engine

•	Established strategic collaborations with Quest Diagnostics and PathGroup to further accelerate nationwide access to Shield

•	Improved stage I performance in Shield V2 colorectal cancer screening test

•	Reached a major milestone with the submission of Guardant360 Liquid premarket approval application to FDA

•	Submitted Reveal immuno-oncology monitoring data package to Medicare’s Molecular Diagnostic Services Program for Medicare reimbursement

•	Received new Guardant360 companion diagnostic approvals for breast cancer and non-small cell lung cancer

Concurrent Convertible Notes Offering

Concurrently with this offering of shares of our common stock, we are offering the notes in the aggregate principal amount of $350.0 million (or $402.5 million if the initial purchasers in the concurrent convertible notes offering exercise their option to purchase additional notes in full) to persons reasonably believed to be QIBs in an offering exempt from registration under the Securities Act pursuant to a separate offering memorandum. Neither the completion of this offering nor the completion of the concurrent convertible notes offering is contingent upon the completion of the other, so it is possible that this offering occurs but the concurrent convertible notes offering does not occur, and vice versa, or neither occurs, or either offering results in lower net proceeds than we currently estimate. We cannot assure you that the concurrent convertible notes offering will be completed on the terms described herein, or at all. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy any securities being offered in the concurrent convertible notes offering. See “Description of Concurrent Convertible Notes Offering” for a summary of the terms of the notes and a further description of the concurrent convertible notes offering.

Company Information

We were incorporated in Delaware in 2011 as Guardant Health, Inc. Our offices are located at 3100 Hanover Street, Palo Alto, California 94304. Our telephone number is (855) 698-8887. Our corporate website is www.guardanthealth.com. The information contained on or that can be accessed through our website is not incorporated by reference into this prospectus supplement, and you should not consider information on our website to be part of this prospectus supplement.

This prospectus supplement includes our trademarks and trade names, including, without limitation, Guardant Health, Inc.®, Guardant360®, GuardantINFINITY™, GuardantOMNI™ and our logo, which are our property and are protected under applicable intellectual property laws. This prospectus supplement also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus supplement appear without any “™” or “®” symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of any applicable licensor, to these trademarks and tradenames.

The Offering

Common stock offered by us in this offering	3,333,333 shares.

Option to purchase additional shares of common stock

The underwriters have been granted an option to purchase up to an additional 499,999 shares of our common stock, which they may exercise, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Common stock to be outstanding immediately after this offering	128,339,048 shares (or 128,839,047 shares if the underwriters exercise their option to purchase additional shares of common stock in full).

Use of proceeds

We estimate that the net proceeds to us from this offering will be approximately $284.4 million, or approximately $327.2 million if the underwriters exercise their option to purchase additional shares in full, in each case after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering, together with the net proceeds from the concurrent convertible notes offering, if consummated, for general corporate purposes, which may include, depending on market conditions, repurchasing a portion of our 0% convertible senior notes due 2027 (the “2027 notes”).

General corporate purposes may also include the acquisition of complementary products, technologies, intellectual property or businesses; however, we currently do not have any agreements or commitments to complete any such transactions.

See the section titled “Use of Proceeds” on page S-14 for additional information.

This prospectus supplement and the accompanying prospectus are not an offer to repurchase any 2027 notes and this offering is not contingent upon the repurchase of any 2027 notes. There can be no assurances that we will repurchase any 2027 notes.

Concurrent convertible notes offering	Concurrently with this offering of shares of our common stock, we are offering the notes in the aggregate principal amount of $350.0 million (or $402.5 million if the initial purchasers in the concurrent convertible notes offering exercise their option to purchase additional notes in full) to persons reasonably believed to be QIBs in an offering exempt from registration under the Securities Act pursuant to a separate offering memorandum. Neither the completion of this offering nor the completion of the concurrent convertible notes offering is contingent upon the completion of the other, so it is possible that this offering occurs but the concurrent convertible notes offering does not occur, and vice versa, or neither occurs, or either offering results in lower net proceeds than we currently estimate. We cannot assure you that the concurrent convertible notes offering will be completed on the terms described herein, or at all. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy any securities being offered in the concurrent convertible notes offering.

See “Description of Concurrent Convertible Notes Offering” for a summary of the terms of the notes and a further description of the concurrent convertible notes offering.

Risk factors	See “Risk Factors” beginning on page S-8 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2024, and the other information included in, or incorporated by reference into, this prospectus supplement or the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Nasdaq Global Select Market symbol	“GH.”

Except as otherwise indicated, the number of shares of common stock to be outstanding after this offering is based upon 125,005,715 shares of our common stock outstanding as of September 30, 2025, and excludes:

•	any shares of our common stock that may be issuable upon conversion of the notes being offered by us in the concurrent convertible notes offering;

•	shares of our common stock issuable upon the conversion of $490.7 million aggregate principal amount of our 2027 notes outstanding as of September 30, 2025;

•

shares of our common stock issuable upon the conversion of $600.0 million aggregate principal amount of our 1.25% Convertible Senior Notes due 2031 (the “2031 notes” and, together with the 2027 notes, the “existing notes”) outstanding as of September 30, 2025;

•

4,987,566 shares of our common stock issuable upon the exercise of options to purchase shares of our common stock outstanding as of September 30, 2025, with a weighted average exercise price of $34.65 per share;

•

8,826,577 shares of our common stock issuable upon the vesting and settlement of restricted stock units (including those subject to performance-based vesting conditions), or RSUs, outstanding as of September 30, 2025;

•	16,620 shares of our common stock issuable upon the exercise of stock options granted after September 30, 2025, with a weighted-average exercise price of $93.02 per share;

•	242,394 shares of our common stock issuable upon the vesting and settlement of RSUs (including those subject to performance-based vesting conditions) granted after September 30, 2025;

•

9,659,638 shares of common stock reserved for issuance as of September 30, 2025 pursuant to future awards under our 2018 Incentive Award Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under this plan;

•	3,476,495 shares of common stock reserved for issuance as of September 30, 2025 pursuant to future awards under our 2023 Employment Inducement Incentive Award Plan;

•

3,004,890 shares of common stock reserved for issuance outstanding as of September 30, 2025 pursuant to future awards under our 2018 Employee Stock Purchase Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under this plan; and

•

up to $400.0 million of shares of common stock available for sale under the Open Market Sale AgreementSM, or the ATM Sales Agreement, with Jefferies LLC. We have agreed not to make any sales under the ATM Sales Agreement until the expiration or waiver of the 60-day lock-up period applicable to us and described in the section titled “Underwriting.”

Except as otherwise indicated, all information in this prospectus supplement assumes the following:

•	no conversion of the convertible senior notes or exercise or settlement of outstanding options or RSUs mentioned above;

•	no exercise of the underwriters’ option to purchase additional shares of common stock in this offering; and

•	no exercise by the initial purchasers in the concurrent convertible notes offering of their option to purchase additional notes in the concurrent convertible notes offering.

RISK FACTORS

Before you invest in our common stock, you should carefully consider the risks described below and in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated herein by reference, as well as any amendment or update thereto reflected in our subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”). You should consider carefully the risk factors discussed therein and below, and all other information contained in or incorporated by reference in this prospectus supplement before making an investment decision. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Cautionary Statement Regarding Forward-looking Statements.”

Risks Related to Our Common Stock and This Offering

The price of our common stock has fluctuated substantially and may do so in the future and you may not be able to sell the shares you purchase in this offering at or above the offering price.

The market price of our common stock has been volatile and may fluctuate substantially in the future due to many factors, including:

•	volume and customer mix for our precision oncology testing;

•	the introduction of new products or product enhancements by us or others in our industry;

•	disputes or other developments with respect to our or others’ intellectual property rights;

•	our ability to develop, obtain regulatory clearance or approval for, and market new and enhanced products on a timely basis;

•	product liability claims or other litigation;

•	quarterly or annual variations in our results of operations or those of others in our industry;

•	media exposure of our products or of those of others in our industry;

•	changes in governmental regulations or in the status of our regulatory approvals or applications;

•	changes in earnings estimates or recommendations by securities analysts; and

•	the effects of high inflation or other general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell their shares, could result in a decrease in the market price of our common stock.

In recent years, the stock markets generally have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may significantly affect the market price of our common stock, regardless of our actual operating performance. In addition, in the past, class action litigation has often been instituted against companies whose securities have experienced periods of volatility in market price. Securities litigation brought against us following volatility in our stock price, regardless of the merit or ultimate results of such litigation, could result in substantial costs, which would hurt our financial condition and operating results and divert management’s attention and resources from our business.

If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

If you purchase shares of our common stock in this offering, you will incur immediate and substantial dilution in the as adjusted net tangible book value of your stock because the price that you pay will be substantially greater than the net tangible book value per share of the shares you acquire. To the extent we raise additional capital by issuing equity securities or securities convertible into common stock (including the notes offered in the concurrent convertible notes offering, to the extent we settle conversions thereof with shares of our common stock), our stockholders may experience substantial additional dilution. For a further description of the dilution that you will experience immediately after this offering, see the section of this prospectus supplement titled “Dilution.”

If we sell shares of our common stock or equity-linked securities in concurrent or future financings, stockholders may experience immediate dilution and, as a result, our stock price may decline.

We may from time to time issue additional shares of common stock at a discount from the current trading price of our common stock. As a result, our stockholders would experience immediate dilution upon the purchase of any shares of our common stock sold at such discount. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or common stock. If we issue common stock or securities convertible into common stock (including the notes offered in the concurrent convertible notes offering, to the extent we settle conversions thereof with shares of our common stock), our common stockholders would experience additional dilution and, as a result, our stock price may decline.

We may allocate the net proceeds from this offering and the concurrent convertible notes offering in ways that you and other stockholders may not approve.

Our management will have broad discretion in the application of the net proceeds from the shares of common stock we sell in this offering and the notes we sell in the concurrent convertible notes offering, if consummated, including for any of the purposes described in the section of this prospectus supplement titled “Use of Proceeds.” Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment, and the failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering and the concurrent convertible notes offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering or the concurrent convertible notes offering in ways that enhance stockholder value, we may fail to achieve expected results, which could cause our stock price to decline.

Concurrent or future sales of our common stock or equity-linked securities, including pursuant to the concurrent convertible notes offering, in the public market, or the perception that such sales could occur, could cause our stock price to fall.

Concurrently with this offering, we are offering the notes in the aggregate principal amount of $350.0 million (or $402.5 million if the initial purchasers in the concurrent convertible notes offering exercise their option to purchase additional notes in full) to persons reasonably believed to be QIBs pursuant to a separate offering memorandum. The indenture that will govern the notes offered in the concurrent convertible notes offering will not, and the indentures governing the existing notes do not, restrict our ability to issue additional shares of our common stock or equity-linked securities in the future. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock.

The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities. We may sell large quantities of our common stock at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

The conditional conversion features of the existing notes, if triggered, may adversely affect our financial condition. Conversion of the existing notes, to the extent the existing notes are not redeemed or repurchased, will dilute the ownership interest of existing stockholders, and even if anticipated, may otherwise depress the price of our common stock.

In the event the conditional conversion features of the 2027 notes and/or the 2031 notes are triggered, holders of the 2027 notes and/or the 2031 notes, as applicable, will be entitled to convert their 2027 notes and/or 2031 notes, as applicable, into shares of our common stock upon the occurrence of certain events. If one or more holders of the existing notes elects to convert their existing notes unless we satisfy our conversion obligation by delivering only shares of our common stock, we would be required to settle all or a portion of our conversion obligation through the payment of cash, which could adversely affect our financial condition. In the event the conditional conversion feature of the 2027 notes and/or the 2031 notes is triggered, the conversion of some or all of the 2027 notes and/or the 2031 notes, as applicable, will dilute the ownership interests of our existing stockholders to the extent we deliver shares of our common stock upon such conversion. The 2027 notes and the 2031 notes may become in the future convertible at the option of the holders thereof prior to August 15, 2027 and November 15, 2030, respectively, under certain circumstances as provided in the respective indentures. Any sales in the public market of shares of our common stock issuable upon such conversion could adversely affect the price of our common stock. In addition, the existence of the existing notes may encourage short selling by market participants because the conversion of the existing notes could be used to satisfy short positions, and even anticipated conversion of the existing notes into shares of our common stock could depress the price of our common stock.

The accounting method for the notes and the existing notes could adversely affect our reported financial condition and results.

The accounting method for reflecting the notes being offered in the concurrent convertible notes offering and the existing notes on our balance sheet, accruing interest expense for the notes and the existing notes and reflecting the underlying shares of our common stock in our reported diluted earnings per share may adversely affect our reported earnings and financial condition.

In accordance with applicable accounting standards, consistent with the accounting treatment for the existing notes, we expect that the notes we are offering in the concurrent convertible notes offering will be reflected as a liability on our balance sheets, with the initial carrying amount equal to the principal amount thereof, net of issuance costs. The issuance costs will be treated as a debt discount for accounting purposes, which will be amortized into interest expense over the term of the notes. As a result of this amortization, the interest expense that we expect to recognize for the notes for accounting purposes will be greater than the cash interest payments we will pay on the notes, which will result in lower reported income or higher reported loss.

In addition, consistent with the accounting treatment for the existing notes, we expect that the shares underlying the notes and the existing notes will be reflected in our diluted earnings per share using the “if converted” method. Under that method, diluted earnings per share would generally be calculated assuming that all the notes were converted solely into shares of our common stock at the beginning of the reporting period, unless the result would be anti-dilutive. The application of the if-converted method may reduce our reported diluted earnings per share, and accounting standards may change in the future in a manner that may adversely affect our diluted earnings per share.

In the future, we may, in our sole discretion, irrevocably elect to settle the conversion value of the notes in cash up to the principal amount being converted. Following such an irrevocable election, if the conversion value of the notes exceeds their principal amount for a reporting period, then we will calculate our diluted earnings per share by assuming that all of the notes were converted at the beginning of the reporting period and that we issued shares of our common stock to settle the excess, unless the result would be anti-dilutive.

Furthermore, if any of the conditions to the convertibility of the notes or the existing notes is satisfied, then we may be required under applicable accounting standards to reclassify the liability carrying value of the notes, the 2027 notes or the 2031 notes, as appliable, as a current, rather than a long-term, liability. This reclassification could be required even if no noteholders convert their notes or existing notes and could materially reduce our reported working capital.

We have not reached a final determination regarding the accounting treatment for the notes being offered in the concurrent convertible notes offering, and the description above is preliminary. Therefore, we may account for the notes in a manner that is significantly different than described above.

The consummation of this offering is not contingent upon the consummation of any other financing, including the concurrent convertible notes offering.

We expect to use the net proceeds from this offering, together with the net proceeds from the concurrent convertible notes offering, if consummated, for the purposes described in “Use of Proceeds” herein. However, neither the completion of this offering nor the completion of the concurrent convertible notes offering is contingent upon the completion of the other, so it is possible that this offering occurs but the concurrent convertible notes offering does not occur, and vice versa, or neither occurs, or either offering results in lower net proceeds than we currently estimate. This prospectus supplement and the accompanying prospectus are not an offer to sell or the solicitation of an offer to buy any securities being offered in the concurrent convertible notes offering. We cannot assure you that the concurrent convertible notes offering will be completed on the terms described herein, or at all.

If we repurchase any of the 2027 notes it may affect the value of our common stock.

To the extent we repurchase any of the 2027 notes, we expect that holders of the 2027 notes who agree to have their 2027 notes repurchased and who have hedged their equity price risk with respect to such 2027 notes (the “hedged holders”) would unwind all or part of their hedge positions by buying our common stock and/or entering into or unwinding various derivative transactions with respect to our common stock. The amount of our common stock that may be purchased by the hedged holders or in connection with such derivative transactions may be substantial in relation to the historic average daily trading volume of our common stock. Such activity by the hedged holders could increase (or reduce the size of any decrease in) the market price of our common stock. We cannot predict the magnitude of any such market activity or the overall effect it would have on the trading price of our common stock.

The existing capped call transactions may affect the value of our common stock.

In connection with the issuance of the 2027 notes, we entered into capped call transactions (the “existing capped call transactions”) with certain financial institutions (the “existing option counterparties”), a portion of which were cancelled in connection with the exchange of certain 2027 notes in February 2025. The existing capped call transactions are expected generally to reduce the potential dilution upon any conversion of the 2027 notes and/or offset any cash payments we are required to make in excess of the principal amount of converted 2027 notes.

The existing option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock in secondary market transactions prior to the maturity of the 2027 notes (and are likely to do so during the 25 trading day period beginning on the 26th scheduled trading day prior to the maturity date of the 2027 notes, or, to the extent we exercise the relevant election under the capped call transactions, following any repurchase, redemption or conversion of the notes). Any such activity could also cause or avoid an increase or a decrease in the market price of our common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents we have filed with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements regarding future events and our future results that are based on our current expectations, estimates, forecasts and projections as well as the current beliefs and assumptions of our management, including about our business, our financial condition, our results of operations, our cash flows, and the industry and environment in which we operate. Statements that include words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “would,” “could,” “should,” “intend” and “expect,” variations of these words, and similar expressions, are intended to identify forward-looking statements. These forward-looking statements speak only as of the date of this prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences, include, but are not limited to, those discussed in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024 and in our Quarterly Reports on Form 10-Q for the periods ended March 31, 2025, June 30, 2025 and September 30, 2025, incorporated by reference herein, and in other reports we file with the SEC. While forward-looking statements are based on the reasonable expectations of our management at the time that they are made, you should not rely on them. We undertake no obligation to revise or update publicly any forward-looking statements for any reason, whether as a result of new information, future events or otherwise, except as may be required by law.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, will be approximately $284.4 million, or approximately $327.2 million if the underwriters exercise their option to purchase additional shares in full, in each case after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We estimate that the net proceeds to us from the concurrent convertible notes offering, if consummated, will be approximately $339.1 million, or approximately $390.0 million if the initial purchasers in the concurrent convertible notes offering exercise their option to purchase additional notes in full), in each case after deducting the initial purchasers’ discounts and estimated offering expenses payable by us. However, neither the completion of this offering nor the completion of the concurrent convertible notes offering is contingent upon the completion of the other, so it is possible that this offering occurs but the concurrent convertible notes offering does not occur, or vice versa, or neither occurs, or either offering results in lower net proceeds than we currently estimate. We cannot assure you that the concurrent convertible notes offering will be completed on the terms described herein, or at all.

We currently intend to use the net proceeds from this offering, together with the net proceeds from the concurrent convertible notes offering, if consummated, for general corporate purposes, which may include, depending on market conditions, repurchasing a portion of the 2027 notes.

General corporate purposes may also include the acquisition of complementary products, technologies, intellectual property or businesses; however, we currently do not have any agreements or commitments to complete any such transactions.

If any of the underwriters or their respective affiliates own any of the 2027 notes that we repurchase, they will receive a portion of the net proceeds from this offering applied to those repurchases.

The 2027 notes do not bear interest and mature on November 15, 2027, unless repurchased, redeemed or converted earlier. This prospectus supplement and the accompanying prospectus are not an offer to repurchase any 2027 notes and this offering is not contingent upon the repurchase of any 2027 notes. There can be no assurances that we will repurchase any 2027 notes.

We will have broad discretion over the uses of the net proceeds from this offering and the concurrent convertible notes offering. Pending the uses described above, we plan to invest the net proceeds from this offering and the concurrent convertible notes offering in short and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock, and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business. Any future determination to pay dividends will be made at the discretion of our board of directors subject to applicable laws and the restrictions set forth in any of our contractual agreements, and will depend upon, among other factors, our results of operations, financial condition, contractual restrictions and capital requirements. Our future ability to pay cash dividends on our common stock may also be limited by the terms of any future debt or preferred securities or future credit facility. Additionally, the terms of our outstanding convertible senior notes restrict our ability to pay dividends under certain circumstances.

DESCRIPTION OF CONCURRENT CONVERTIBLE NOTES OFFERING

Concurrently with this offering of shares of our common stock, we are offering the notes in the aggregate principal amount of $350.0 million (or $402.5 million if the initial purchasers in the concurrent convertible notes offering exercise their option to purchase additional convertible notes in full) to persons reasonably believed to be QIBs in an offering exempt from registration under the Securities Act pursuant to a separate offering memorandum. Neither the completion of this offering nor the completion of the concurrent convertible notes offering is contingent upon the completion of the other, so it is possible that this offering occurs but the concurrent convertible notes offering does not occur, and vice versa, or neither occurs, or either offering results in lower net proceeds than we currently estimate. This prospectus supplement and the accompanying prospectus are not an offer to sell or the solicitation of an offer to buy any securities being offered in the concurrent convertible notes offering. We cannot assure you that the concurrent convertible notes offering will be completed on the terms described herein, or at all.

Holders may convert their notes at their option only in the following circumstances: (1) during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on March 31, 2026, if the last reported sale price per share of our common stock exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter; (2) during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) if the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day; (3) upon the occurrence of certain corporate events or distributions on our common stock, as described in the offering memorandum; (4) if we call such notes for redemption; and (5) at any time from, and including, February 15, 2033 until the close of business on the second scheduled trading day immediately before the maturity date. We will settle conversions by paying or delivering, as applicable, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, based on the applicable conversion rate(s). The initial conversion rate is 8.2305 shares per $1,000 principal amount of notes, which represents an initial conversion price of approximately $121.50 per share, and is subject to adjustment as described in the offering memorandum. If a “make-whole fundamental change” (as defined in the offering memorandum) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.

The notes will be redeemable, in whole or in part (subject to the partial redemption limitation described in the offering memorandum), at our option at any time, and from time to time, on or after November 20, 2029 and on or before the 25th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, but only if the last reported sale price per share of our common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (2) the trading day immediately before the date we send such notice. In addition, calling any note for redemption will constitute a make-whole fundamental change with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for redemption.

If a “fundamental change” (as defined in the offering memorandum) occurs, then, except as described in the offering memorandum, holders may require us to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any.

The notes will be our senior, unsecured obligations and will rank senior in right of payment to any of our future indebtedness that is expressly subordinated to the notes in right of payment, equal in right of payment to any of our indebtedness that is not so subordinated, including our existing notes, and effectively subordinated to our future secured indebtedness, to the extent of the value of the collateral securing that indebtedness. The notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries.

See “Use of Proceeds” for additional information regarding the use of proceeds from this offering and, if consummated, the concurrent convertible notes offering.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as-adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value (deficit) as of September 30, 2025 was ($363.2) million, or ($2.91) per share. Net tangible book value (deficit) per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2025. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering.

After giving effect to the sale of 3,333,333 shares of common stock in this offering by us at a public offering price of $90.00 per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as-adjusted net tangible book value as of September 30, 2025 would have been ($78.8) million, or ($0.61) per share. This represents an immediate increase in net tangible book value of $2.30 per share to existing stockholders and an immediate dilution of $90.61 per share to investors participating in this offering, as illustrated in the following table:

Public offering price per share		$90.00
Historical net tangible book value (deficit) per share as of September 30, 2025	($2.91)
Increase in net tangible book value per share attributable to this offering	$2.30

As-adjusted net tangible book value per share after giving effect to this offering		($0.61)

Dilution per share to new investors participating in this offering		$90.61

If the underwriters exercise their option to purchase additional shares in full, our as adjusted net tangible book value per share after this offering would be ($0.28) per share, and the dilution in net tangible book value per share to new investors participating in this offering would be $90.28 per share.

The foregoing table and calculations (other than the historical net tangible book value calculation) are based on 125,005,715 shares of common stock outstanding as of September 30, 2025 and excludes:

•	any shares of our common stock that may be issuable upon conversion of the notes being offered by us in the concurrent convertible notes offering;

•	shares of our common stock issuable upon the conversion of $490.7 million aggregate principal amount of our 2027 notes outstanding as of September 30, 2025;

•	shares of our common stock issuable upon the conversion of $600.0 million aggregate principal amount of our 2031 notes outstanding as of September 30, 2025;

•

4,987,566 shares of our common stock issuable upon the exercise of options to purchase shares of our common stock outstanding as of September 30, 2025, with a weighted average exercise price of $34.65 per share;

•

8,826,577 shares of our common stock issuable upon the vesting and settlement of restricted stock units (including those subject to performance-based vesting conditions), or RSUs, outstanding as of September 30, 2025;

•	16,620 shares of our common stock issuable upon the exercise of stock options granted after September 30, 2025, with a weighted-average exercise price of $93.02 per share;

•	242,394 shares of our common stock issuable upon the vesting and settlement of RSUs (including those subject to performance-based vesting conditions) granted after September 30, 2025;

•

9,659,638 shares of common stock reserved for issuance as of September 30, 2025 pursuant to future awards under our 2018 Incentive Award Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under this plan;

•	3,476,495 shares of common stock reserved for issuance as of September 30, 2025 pursuant to future awards under our 2023 Employment Inducement Incentive Award Plan;

•

3,004,890 shares of common stock reserved for issuance as of September 30, 2025 pursuant to future awards under our 2018 Employee Stock Purchase Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under this plan; and

•

up to $400.0 million of shares of common stock available for sale under the ATM Sales Agreement. We have agreed not to make any sales under the ATM Sales Agreement until the expiration or waiver of the 60-day lock-up period applicable to us and described in the section titled “Underwriting.”

To the extent that outstanding rights to acquire common stock are converted, exercised or settled, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. Further, to the extent that we raise additional capital through the sale of equity or convertible debt securities (including the notes offered in the concurrent convertible notes offering, to the extent we settle conversions thereof with shares of our common stock), the issuance of these securities could result in further dilution to our stockholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income, any alternative minimum tax or the special tax accounting rules under Section 451(b) of the Code. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans; and

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them of the purchase, ownership and disposition of our common stock.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL NON-INCOME TAX LAWS, SUCH AS ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section of this prospectus supplement titled “Dividend Policy,” we have never declared or paid any cash dividends on our common stock, and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described in the subsection titled “—Sale or Other Taxable Disposition” below.

Subject to the discussions below regarding effectively connected income, backup withholding and Sections 1471 to 1474 of the Code, or FATCA, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable tax treaties.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussion of backup withholding below, any gain realized by a Non-U.S. Holder upon the sale or other taxable disposition of our common stock generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•

our common stock constitutes a “United States real property interest” within the meaning of Section 897(c)(1), or a USRPI, by reason of our status as a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code, or a USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable tax treaty) on gain realized upon the sale or other taxable disposition of our common stock, which may be offset by certain U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of distributions on our common stock will not be subject to backup withholding, provided the Non-U.S. Holder certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above or the Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under FATCA on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our common stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN OUR COMMON STOCK BASED ON ITS CIRCUMSTANCES.

UNDERWRITING

The Company and the underwriters named below have entered into an underwriting agreement with respect to the shares of common stock being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman Sachs & Co. LLC and Jefferies LLC are the representatives of the underwriters.

Underwriter	Number of Shares
Goldman Sachs & Co. LLC	1,333,333
Jefferies LLC	1,166,667
Leerink Partners LLC	500,000
Guggenheim Securities, LLC	333,333

Total	3,333,333

The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

We expect to deliver the shares of common stock to investors in book-entry form through the facilities of The Depository Trust Company on or about November 7, 2025, which will be the second trading day following the initial trade date for the shares offered pursuant to this prospectus supplement (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one trading day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the shares of common stock being offered hereby prior to the trading day preceding the settlement date will be required, by virtue of the fact that the shares initially will settle T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the shares who wish to trade the shares prior to the trading day preceding the settlement date should consult their own advisors.

The underwriters have an option to buy up to an additional 499,999 shares of common stock from us to cover sales by the underwriters of a greater number of shares than the total number set forth in the table above. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the company. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 499,999 additional shares of common stock.

	No Exercise	Full Exercise
Per Share	$4.50	$4.50

Total	$14,999,999	$17,249,994

Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $2.70 per share from the public offering price. After the initial offering of the shares, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to their receipt and acceptance of the shares being offered and subject to the underwriters’ right to reject any order in whole or in part.

We have agreed with the underwriters for a period of 60 days after the date of the final prospectus supplement covering this offering (the “Company Lock-Up Period”), not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, hedge, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap, hedging, or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, without the prior written consent of Goldman Sachs & Co. LLC and Jefferies LLC, other than: (A) the shares of common stock to be sold in this offering, (B) any shares of common stock issued upon the exercise of options or settlement of awards granted under any of our stock plans described in this prospectus supplement, (C) any options and other awards granted under any of our stock plans described in this prospectus supplement, (D) the filing of any registration statement on Form S-8 or a successor form thereto relating to a stock plan described in this prospectus supplement, (E) the issuance and sale of the notes and the issuance of any shares of common stock upon the conversion of the notes in the concurrent convertible notes offering and (F) shares of common stock or other securities issued in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or licensing agreements) or any acquisition of assets of not less than a majority or controlling portion of the equity of another entity, provided that (x) the aggregate number of shares issued pursuant to clause (F) shall not exceed more than five percent (5%) of the total number of outstanding shares of common stock immediately following the issuance and sale of the shares of common stock in this offering; provided that each newly appointed director or executive officer that is a recipient of any such shares of common stock or securities issued pursuant to clauses (B), (C) or (F) during the Lock-Up Period (as defined below) shall enter into a lock-up agreement.

Our directors and executive officers (collectively, the “Lock-Up Parties”) have agreed, subject to specified exceptions set forth below, that, without the prior written consent of the representative, during the period beginning from the date hereof and continuing to and including the date that is 30 days after the date of the final offering memorandum relating to this offering (the “Lock-Up Period”), that they will not, without the prior written consent of Goldman Sachs & Co. LLC and Jefferies LLC, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors, executive officers or stockholders in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), (ii) engage in any hedging or other transactions designed or intended to lead to or result in, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of our common stock, or securities convertible into or exercisable or exchangeable for shares of our common stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than such directors, executive officers or stockholders, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of common stock or such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise, (iii) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for shares of our common stock, or (iv) publicly disclose the intention to do any of the foregoing. Subject to certain additional limitations, the restrictions described in the immediately preceding paragraph do not apply to:

i. the shares of common stock offered in this offering;

ii. transfers as a bona fide gift or gifts;

iii. transfers to partners, members, beneficiaries (or the estates thereof) or stockholders of the securityholder;

iv. transfers to any trust for the direct or indirect benefit of the securityholder or the immediate family of the securityholder;

v. transfers to any corporation, partnership, limited liability company, trust or other entity that controls, or is controlled by or is under common control with, the securityholder or the immediate family of the securityholder or is otherwise a direct or indirect affiliate;

vi. transfers by testate succession or intestate succession to a legal representative, heir, beneficiary or a member of the immediate family of the securityholder;

vii. transfers by operation of law, including pursuant to an order of a court (including a domestic order or a negotiated divorce settlement) or regulatory agency;

viii. transfers pursuant to a merger, consolidation or other similar transaction or bona fide third-party tender offer made to all holders of our capital stock involving a change of control of us (including voting in favor of any such transaction or taking any other action in connection with such transaction), that, in each case, has been approved by our board of directors;

ix. in “sell to cover” or open market transactions of up to 10,500 shares of Common Stock (in the aggregate for all Lock-Up Parties) during the Lock-Up Period to satisfy (a) income tax payment obligations as a result of the vesting and/or settlement of our restricted stock units held by the applicable Lock-Up Party and issued pursuant to a plan or arrangement described in this offering memorandum (including the documents incorporated by reference herein) or filed as an exhibit to a document incorporated by reference in this prospectus supplement or (b) in connection with tax planning purposes, provided that any remaining shares of common stock issued as a result of clause (a) shall be subject to the restrictions set forth in the lock-up agreement, and provided, further, that any filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause, as applicable, and no other public announcement shall be required or shall be made voluntarily during the Lock-Up Period in connection with such transfer or disposition;

x. the exercise (including by net or cashless exercise) of stock options granted pursuant to our equity incentive plans that are described in this prospectus supplement or warrants or any other securities existing as of the date of this prospectus supplement, which securities are convertible into or exchangeable or exercisable for common stock, provided that such restrictions shall apply to any shares of common stock issued upon such exercise, exchange or conversion, and provided further that any required filing under Section 16(a) of the Exchange Act reporting a change in the aggregate beneficial ownership of the shares of common stock during the Lock-Up Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this paragraph and no other public filing or announcement shall be made voluntarily in connection with such exercise (other than a filing on a Form 5 made after the expiration of the Lock-Up Period);

xi. the transfer or surrender to our company of any shares of common stock to cover tax withholdings upon a vesting event or settlement, as applicable, of any equity award under any of our equity incentive plans existing as of the date of this prospectus supplement that are described in this prospectus supplement or filed as an exhibit to a document incorporated by reference in this prospectus supplement, provided that the underlying shares of common stock shall continue to be subject to the restrictions on transfer set forth in the lock-up agreement and provided further that any required filing under Section 16(a) of the Exchange Act reporting a change in the aggregate beneficial ownership of the shares of common stock during the Lock-Up Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this paragraph and no other public filing or announcement shall be made voluntarily in connection with such transfer or surrender (other than a filing on a Form 5 made after the expiration of the Lock-Up Period referred to above);

xii. the transfer or disposition of any shares of common stock purchased by the securityholder on the open market following this offering provided that no filing under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition (other than a filing on a Form 5 made after the expiration of the Lock-Up Period);

xiii. the transfer of shares of common stock to our company pursuant to any contractual arrangement that provides us with an option to repurchase such shares of common stock in connection with the termination of the securityholder’s employment with us, provided that, if such transfer is made on or after the date of this prospectus supplement, such contractual arrangement (or a form thereof) is described in this prospectus supplement, and provided further that any required filing under Section 16(a) of the Exchange Act reporting a change in the aggregate beneficial ownership of the shares of common stock during the Lock-Up Period shall clearly indicate in the footnotes thereto that the filing relates to the termination such person’s employment or other services and no other public filing or announcement shall be made voluntarily in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period);

xiv. the establishment of any contract, instruction or plan (a “Trading Plan”) that satisfies all of the applicable requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act, provided that no sales of the securityholder’s securities shall be made pursuant to such Trading Plan prior to the expiration of the Lock-Up Period, provided such a Trading Plan may only be established if no required or voluntary filing under Section 16(a) of the Exchange Act is made or other public announcement of the establishment or existence thereof prior to the expiration of the Lock-Up Period; or

xv. the transfer of shares of common stock under a Trading Plan that is existing on the date of this prospectus supplement that has been provided to the underwriters, provided that any filing under Section 16(a) of the Exchange Act that is made in connection with any such transfer during the Lock-Up Period shall state that such transfer has been executed under a Trading Plan and the date such plan was adopted.

provided that:

•

in the case of any transfer or distribution pursuant to clauses (ii)–(vi), each transferee, donee or distributee, as applicable, shall execute and deliver to the representative a lock-up agreement and such transfer or distribution shall not involve a disposition for value; and

•

in the case of any transfer or distribution pursuant to clauses (iii)–(v), no filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales and stabilization transactions and purchases to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than it is required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchasers to cover a short position and stabilization transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Company’s stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the Nasdaq Stock Market, in the over-the-counter market or otherwise.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $0.6 million. We have also agreed to reimburse the underwriters for expenses relating to clearance of this offering with the Financial Industry Regulatory Authority up to $20,000. In addition, the underwriters have agreed to reimburse us for certain of our expenses that we have incurred in connection with this offering.

Concurrent Convertible Notes Offering

Concurrently with this offering of shares of our common stock, we are offering the notes in the aggregate principal amount of $350.0 million (or $402.5 million if the initial purchasers in the concurrent convertible notes offering exercise their option to purchase additional convertible notes in full) to persons reasonably believed to be QIBs in an offering exempt from registration under the Securities Act pursuant to a separate offering memorandum. Neither the completion of this offering nor the completion of the concurrent convertible notes offering is contingent upon the completion of the other, so it is possible that this offering occurs but the concurrent convertible notes offering does not occur, and vice versa, or neither occurs, or either offering results in lower net proceeds than we currently estimate. We cannot assure you that the concurrent convertible notes offering will be completed on the terms described herein, or at all. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy any securities being offered in the concurrent convertible notes offering. See “Description of Concurrent Convertible Notes Offering” for a summary of the terms of the notes and a further description of the concurrent convertible notes offering.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. For example, Goldman Sachs & Co. LLC is also acting as the representative of the several initial purchasers in the concurrent convertible notes offering, in which Goldman Sachs & Co., Jefferies LLC, Leerink Partners LLC and Guggenheim Securities, LLC are acting as initial purchasers. In addition, Jefferies LLC is our sales agent under the ATM Sales Agreement pursuant to which we may offer and sell up to $400.0 million of shares of common stock from time to time.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area, each a Relevant Member State, no securities have been offered or will be offered pursuant to the offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Relevant Member State at any time:

(a) to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of the securities shall require us or any of the underwriters or any of their respective affiliates to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

(a) to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c) in any other circumstances falling within Section 86 of the FSMA;

provided that no such offer of the securities shall require the Company and/ or any underwriters or any of their affiliates to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The securities may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or the Companies (Winding Up and Miscellaneous Provisions) Ordinance, or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the

Laws of Hong Kong), or the Securities and Futures Ordinance, or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, or the “SFA”) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the securities under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore, or Regulation 32.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the securities under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Solely for the purposes of its obligations pursuant to Section 309B of the SFA, we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the securities are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This offering document does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This offering document contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this offering document is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Dubai International Financial Centre

This offering document relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or the DFSA. This offering document is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth in this prospectus and has no responsibility for the offering document. The securities to which this offering document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this offering document you should consult an authorized financial advisor.

Switzerland

We have not and will not register with the Swiss Financial Market Supervisory Authority, or the FINMA, as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended, or CISA, and accordingly the securities being offered pursuant to this prospectus have not and will not be approved, and may not be licenseable, with FINMA. Therefore, the securities have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the securities offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The securities may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended, or CISO, such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus and any other materials relating to the securities are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described in this prospectus and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the securities on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Brazil

The offer and sale of the securities have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, or “CVM”) and, therefore, will not be carried out by any means that would constitute a public offering in Brazil under CVM Resolution No 160, dated 13 July 2022, as amended (“CVM Resolution 160”) or unauthorized distribution under Brazilian laws and regulations. The securities may only be offered to Brazilian professional investors (as defined by applicable CVM Regulation), who may only acquire the securities through a non-Brazilian account, with settlement outside Brazil in non-Brazilian currency. The trading of these securities on regulated securities markets in Brazil is prohibited.

LEGAL MATTERS

The validity of the issuance of our common stock offered in this prospectus supplement will be passed upon for us by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, San Francisco, California. Cooley LLP, San Francisco, California, is acting as counsel for the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of Guardant Health, Inc. as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement and the effectiveness of the Guardant Health, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of Guardant Health, Inc. for the year ended December 31, 2022 appearing in its Annual Report (Form 10-K) for the year ended December 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. We maintain a website at www.guardanthealth.com. These website addresses, and the website addresses included in any documents incorporated by reference herein, are not intended to function as hyperlinks, and the information contained on such websites and on the SEC’s website is not incorporated by reference in this prospectus supplement and the accompanying prospectus and you should not consider it a part of this prospectus supplement and the accompanying prospectus.

This prospectus supplement and the accompanying prospectus incorporate important business and financial information about us that is not included in or delivered with this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 20, 2025;

•

our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on April  30, 2025, July  30, 2025 and October 29, 2025, respectively;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024, from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2025;

•	our Current Reports on Form 8-K, filed with the SEC on February 7, 2025, February 14, 2025, April 9, 2025, June 20, 2025 and September 15, 2025; and

•

the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on October 1, 2018, including all amendments and reports filed for the purpose of updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2021.

We are also incorporating by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering contemplated hereby, but excluding any information furnished to, rather than filed with, the SEC.

Any statement contained in this prospectus supplement and the accompanying prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement and the accompanying prospectus, any applicable prospectus supplement and any related free writing prospectus or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement and the accompanying prospectus.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered a copy of the documents incorporated by reference into this prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement and the accompanying prospectus, at no cost by writing or telephoning us at the following:

Guardant Health, Inc.

3100 Hanover Street

Palo Alto, California 94304

(855) 698-8887

Attention: Investor Relations

We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

This prospectus supplement and the accompanying prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

PROSPECTUS

GUARDANT HEALTH, INC.

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Units

Common Stock

Offered by the Selling Securityholders

We may offer and sell the securities identified above, and the selling securityholders may offer and sell shares of common stock identified above, in each case from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our common stock by the selling securityholders.

Each time we or any of the selling securityholders offer and sell securities, we or such selling securityholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling securityholders, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling securityholders may offer and sell shares of our common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “GH.” On May 19, 2023, the last reported sale price of our common stock on the Nasdaq Global Select Market was $30.06 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 22, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings and the selling securityholders to be named in a supplement to this prospectus may, from time to time, sell shares of common stock from time to time in one or more offerings. Each time that we or the selling securityholders offer and sell securities, we or the selling securityholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the selling securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Guardant Health,” “Guardant,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Guardant Health, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is http://www.guardanthealth.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 23, 2023.

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 9, 2023.

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2023.

•	Our Current Reports on Form 8-K filed with the SEC on February 27, 2023, April 10, 2023 and May 8, 2023.

•

The description of our common stock contained in our “Description of Registrant’s Securities Registered under Section 12 of the Exchange Act” filed as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2022 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Guardant Health, Inc.

3100 Hanover Street

Palo Alto, California 94304

(855) 698-8887

Attention: Chief Legal Officer

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

We are a leading precision oncology company focused on helping conquer cancer globally through the use of our proprietary tests, vast data sets and advanced analytics. We believe our tests can transform cancer care by unlocking insights that will help patients at all stages of the disease, including at its earliest stages, when it’s most treatable. For patients with advanced-stage cancer, we have commercially launched Guardant360 laboratory developed test, or LDT, and Guardant360 CDx, the first comprehensive liquid biopsy test approved by the U.S. Food and Drug Administration, or the FDA, to provide tumor mutation profiling with solid tumors and to be used as a companion diagnostic in connection with non-small cell lung cancer, or NSCLC, and breast cancer. We have also launched the Guardant360 TissueNext tissue test for advanced-stage cancer, Guardant Reveal blood test to detect residual and recurring disease in early-stage cancer patients, and Guardant360 Response blood test to predict patient response to immunotherapy or targeted therapy eight weeks earlier than current standard-of-care imaging.

We also collaborate with biopharmaceutical companies in clinical studies by providing the above-mentioned tests, as well as the GuardantOMNI blood test for advanced-stage cancer, and the GuardantINFINITY blood test, launched in September 2022, which is a next-generation smart liquid biopsy that provides new, multi-dimensional insights into the complexities of tumor molecular profiles and immune response to advance cancer research and therapy development. Using data collected from our tests, we have also developed our GuardantINFORM platform to help biopharmaceutical companies accelerate precision oncology drug development through the use of this in-silico research platform to unlock further insights into tumor evolution and treatment resistance across various biomarker-driven cancers.

In May 2022, we launched the Shield LDT test to address the needs of individuals eligible for colorectal cancer screening. From a simple blood draw, Shield uses a novel multimodal approach to detect colorectal cancer signals in the bloodstream, including DNA that is shed by tumors. In addition, in December 2022, we announced positive results from ECLIPSE, an over 20,000 patient registrational study evaluating the performance of our Shield blood test for detecting colorectal cancer in average-risk adults. We also expect to expand into lung and multi-cancer screening with our investigational, next-generation Shield assay.

We were incorporated in the State of Delaware in 2011 as Guardant Health, Inc.

Our principal executive offices are located at 3100 Hanover Street, Palo Alto, California 94304, and our telephone number is (855) 698-8887.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of common stock being offered by any of the selling securityholders.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation, which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Our authorized capital stock consists of:

•	350,000,000 shares of common stock, $0.00001 par value; and

•	10,000,000 shares of preferred stock, $0.00001 par value.

Common Stock

Our common stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended. Our amended and restated certificate of incorporation authorizes 350,000,000 shares of common stock, all with a par value of $0.00001 per share. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. The election of directors by holders of our common stock is determined by a plurality of the votes cast by the stockholders entitled to vote on the election, subject to any preferential voting rights of any series of preferred stock that we may designate and issue in the future. Holders of our common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

In the event of our liquidation or dissolution, the holders of our common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Outstanding shares of our common stock are, when issued and paid for, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Dividend

We have never declared or paid any cash dividends on our common stock, and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business. Any future determination to pay dividends will be made at the discretion of our board of directors subject to applicable laws and the restrictions set forth in any of our contractual agreements, and will depend upon, among other factors, our results of operations, financial condition, contractual restrictions and capital requirements. Our future ability to pay cash dividends on our common stock may also be limited by the terms of any future debt or preferred securities or future credit facility.

Preferred Stock

Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from seeking to acquire, a majority of our outstanding voting stock. There are no shares of our preferred stock outstanding.

Anti-Takeover Effects of Delaware Law

Amended and restated certificate of incorporation and amended and restated bylaws

Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the voting power of our shares of common stock outstanding will be able to elect all of our directors. Our amended and restated certificate of incorporation and amended and restated bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by consent in writing. A special meeting of stockholders may be called only by a majority of our board of directors, the chair of our board of directors or our chief executive officer.

Our amended and restated certificate of incorporation further provides that the affirmative vote of holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of voting stock, voting as a single class, is required to amend certain provisions of our certificate of incorporation, including provisions relating to the size of the board, removal of directors, special meetings, actions by written consent and cumulative voting. The affirmative vote of holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of voting stock, voting as a single class, is required to amend or repeal our bylaws, although our bylaws may be amended by a simple majority vote of our board of directors.

Our amended and restated certificate of incorporation further provides that our board of directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered terms.

Finally, our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware is the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or agents to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our amended and restated certificate of incorporation or amended and restated bylaws; or (iv) any action asserting a claim against us governed by the internal affairs doctrine; provided that, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction; and provided further that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. Our amended and restated certificate of incorporation also provides that the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action against us or any of our directors, officers, employees or agents and arising under the Securities Act of 1933, as amended, or the Securities Act. However, a Delaware court recently held that such an exclusive forum provision relating to federal courts was unenforceable under Delaware law, and unless and until the Delaware court decision is reversed on appeal or otherwise abrogated, we do not intend to enforce such a provision in the event of a complaint asserting a cause of action arising under the Securities Act against us or any of our directors, officers, employees or agents.

The foregoing provisions may make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of our Company by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions may also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the control of our Company.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of our Company. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy rights. However, these provisions may have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in control of our Company or our management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (1) persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and U.S. Bank Trust Company, National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “Guardant Health,” “Guardant,” “we,” “our” or “us” refer to Guardant Health, Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•

we are the surviving corporation or the successor person (if other than Guardant) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Guardant and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Guardant;

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity or security satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders

None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any depositary shares, warrants, purchase contracts or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor the trustee nor any agent of ours or the trustee will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We or any of the selling securityholders may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Guardant Health, Inc. Additional legal matters may be passed upon for us, the selling securityholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Guardant Health, Inc. appearing in Guardant Health, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022 and the effectiveness of Guardant Health, Inc.’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

3,333,333 Shares

Common Stock

Goldman Sachs & Co. LLC	Jefferies	Leerink Partners	Guggenheim Securities